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[REGATTA LOGO]
                            SUN LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK

Please make checks payable to Sun Life Insurance and Annuity Company of New York. Send the Application and check to Sun Life New York, Sun Life (N.Y.), 80 Broad Street, 25th floor, New York, NY 10004

OWNER APPLICATION (Please print clearly)
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1.  Owner_______________________________________________________________________
                First                  Middle                         Last
    Address_____________________________________________________________________
                                       Street
           _____________________________________________________________________
               City                     State                          Zip

    Owner Soc. Sec. No. |_|_|_|_|_|_|_|_|_|

    Owner Sex: |_| M |_| F     Date of Birth  Mo. |_|_| Day |_|_| Year |_|_|
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2.  Annuitant
    |_| same as Owner, or: _____________________________________________________
                               First              Middle              Last
    Address_____________________________________________________________________
                                              Street
           _____________________________________________________________________
                    City                State                   Zip

    Annuitant Soc. Sec. No. |_|_|_|_|_|_|_|_|_|

    Annuitant Sex: |_| M |_| F   Date of Birth  Mo. |_|_| Day |_|_| Year |_|_|
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3.  Co-Annuitant _______________________________________________________________
                    First                  Middle                       Last

    Date of Birth |_|_| |_|_| |_|_|
                   Mo.   Day   Year

    Address_____________________________________________________________________
                                       Street
           _____________________________________________________________________
               City                     State                          Zip

    Co-Annuitant Soc. Sec. No.  |_|_|_|_|_|_|_|_|_|
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4.  Beneficiary ________________________________________________________________
                    First                    Middle                       Last
    __________________________
    Relationship To Annuitant

    Beneficiary designations must be consistent with the provisions of the Retirement Equity Act of 1984 and other applicable retirement plan legislation.
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5.  Plan Selection |_| 401(K)*        |_| Corporate        |_| IRA Transfers
                   |_| Self-Employed* |_| 403(b)*          |_| Non-qualified
                   |_| SEP/IRA*       |_| IRA Rollover     |_| Other____________
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6.  Purchase Payment Allocation (Whole %, must total 100%, no fractions)

            Sub-Accounts Invested in MFS/Sun Life Series Trust
            --------------------------------------------------
    ____% Money Market Series (0)         ____% Managed Sectors Series (5)
    ____% High Yield Series (1)           ____% Total Return Series (6)
    ____% Capital Appreciation Series (2) ____% Government Securities Series (7)
    ____% Utilities Series (3)            ____% Conservative Growth Series (8)
    ____% World Governments Series (4)    ____% World Growth Series (9)

                                 Fixed Account
                                 -------------
                               Guarantee Periods

                       ____% 1 Year         ____% 7 Year
                       ____% 3 Year         ____% 8 Year
                       ____% 5 Year         ____% 9 Year
                       ____% 6 Year         ____% 10 Year
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7.  PURCHASE PAYMENTS Initial purchase payment of $_________ (minimum $5000)
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8.  Special Instructions (Annuity Elections, etc.)
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9.  Annuity Commencement Date Year |_|_|_|_| The first day of |_|_| Month
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10. Will this contract replace or change any existing life insurance or annuity
    in this or any other company? |_| Yes |_| No If yes, please explain under Special Instructions and request replacement information from your agent.
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    I hereby represent my answers to the above questions to be correct and true to the best of my knowledge and belief and agree that this application shall be a part of any Certificate issued by the Company. ALL PAYMENTS AND VALUES PROVIDED BY THE CERTIFICATE WHEN BASED ON THE INVESTMENT EXPERIENCE OF A VARIABLE ACCOUNT ARE VARIABLE AND NOT GUARANTEED AS TO DOLLAR AMOUNT. ALL PAYMENTS AND VALUES BASED ON THE FIXED ACCOUNT ARE SUBJECT TO A MARKET VALUE ADJUSTMENT FORMULA, THE OPERATION OF WHICH MAY RESULT IN UPWARD AND DOWNWARD ADJUSTMENTS IN AMOUNTS PAYABLE. I acknowledge receipt of a current prospectus and MFS/Sun Life Series Trust Prospectus.

    ____________________________________________________________________________
    Print Agent's Name and Phone Number                          Date

    _______________________________ ____________________________________________
         Agent's Signature            Signed at         City            State

    _______________________________ ____________________________________________
        Owner's Signature                   Annuitant/Co-Annuitant Signature
                                           (If different from Participant)
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    Agent: Will this contract replace or change any existing life insurance or
           annuity in this or any other company? |_| Yes |_| No
           If yes, please explain under Special Instructions.
           General Agent/Dealer ________________________________________________
           Branch Office Address _______________________________________________
                                  Street          City            State      Zip


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                         REGATTA - NY OPTIONAL PROGRAMS

1. |_| Automatic Asset Allocation Agreement I authorize you to effect exchanges among my Regatta - NY Sub-Accounts consistent with the Regatta - NY asset allocation recommendations, without the requirement of any further authorizations or instructions. It is understood that authorization shall continue to be effective until a written, signed revocation is received by Sun Life (N.Y.) at its annuity service mailing address.


                                _______________________________________
                                (Owner's Signature)
                                Note: Sign here ONLY if you are enrolling in the Asset Allocation Program
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2. |_| Systematic Withdrawal Program  and Interest Out Program
       A $10,000 minimum account value is required to begin the program. (This is not for annuitization; if you wish to annuitize, please see Sections 8 and 9 of the Application)

       I select:|_| Systemic withdrawals of $________(please complete Section A)
                |_| Send current interest earnings to owner (please complete
                    Section A)
                |_| Transfer current interest earnings to Sub-Accounts specified below (please complete Section B)
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       A. Commence withdrawals __________(month) __________ year

          Frequency:
          _____ monthly
          _____ quarterly
          _____ semiannually
          _____ annually

          Federal income taxes:
          _____ withhold
          _____ do not withhold

          For electonic funds transfer, complete the following and include a voided check
          |_| checking  |_| savings

          ______________________________________________________________________
              Account number                     ABA Routing number

          Or, make check payable to (if different from owner):

          Name ______________________________________ SS#/TAX ID#  _____________
          Mail check to (if different from owner's address):      (of recipient)

          Street _______________________________________________________________

          City ____________________________________ State _________ Zip ________

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       B. Commence transfer of interest earning _______ (month) ________ year.

          Frequency: ____ monthly ____ quarterly ____ semiannually ____ annually

          Transfer to Sub-Account          1. _____ 2. _____ 3. _____ 4. _____
          Percent of interest earnings
          to be transferred                _______% _______% _______% _______%

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3. |_| Secured Future Program I will participate in the Regatta - NY Secured
       Future Program. I have so indicated this by placing check marks next to both the Fixed Account allocation and the Variable sub-account allocation(s) in Section 6 of the Application

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4. |_| Guaranteed Income Plus I will participate in the Regatta - NY Guaranteed
       Income Plus program
       (two contracts applied for with one application).
       a. Amount applied to purchase a contract with annuity payments deferred $_______.
       b. Amount applied to purchase a contract with annuity payments beginning immediately $________.
       NOTE: Information for items 1-8 on the reverse side must be identical for both contracts. Otherwise, separate applications are required.

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5. |_| Dollar Cost Averaging Program I have read the explanation of the Regatta
       - NY Dollar Cost Averaging Program and I authorize Sun Life (N.Y.) to transfer amounts from the designated Sub-Account to the other Sub-Accounts indicated. I understand that these transfers will continue until the account value allocated to the designated Sub-Account falls below the total monthly or quarterly transfer amount or until I terminate the program. To begin the program, the Sub-Account from which the transfers are to be made must have a minimum balance of %5000.
       NOTE: To transfer from the Fixed Account to variable Sub-Accounts, please complete the appropriate Interest Out Program section(s) above.

       Frequency:        |_| Monthly        |_| Quarterly

       Transfers will be made on the second Wednesday of the month. Please indicate the Sub-Account(s) you have selected and the amount to be transferred ($100 minimum) to each:

       Transfer from Sub-Account (select one):__________________________________
       Transfer from Sub-Accounts (up to four): 1._____ 2._____ 3._____ 4.______
       Transfer amount:                         $ _____ $ _____ $ _____ $ ______


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6. |_| Apply 60-day Rate Hold.
       NOTE: Rate Hold is irrevocable, and is available for 1035 exchanges, transfers of assets, and rollovers.